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                                                                    EXHIBIT 3.23
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                                 State of Alaska

                 Department of Commerce and Economic Development

                Division of Banking, Securities and Corporations

I certify that the attached 6 pages are true copies of records on file with the Department of Commerce and Economic Development, Division of Banking, Securities, and Corporations.


                                        Deborah B. Sedwick
                                        Commissioner
[SEAL]
                                        Certified by: /s/ Gina Markovich
                                                     --------------------
                                        Date: May 6, 1999
                                             ----------------------------

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                                                                 File No 61790-D
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                                 State of Alaska
                 Department of Commerce and Economic Development
                Division of Banking, Securities and Corporations

                                   CERTIFICATE
                                       OF
                                  INCORPORATION
                              Business Corporation

The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that Articles of Incorporation of

                             MACTEL FAIRBANKS, INC.

have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation and attaches hereto the original copy of the Articles of Incorporation.


                           IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on August 29, 1997


                           /s/ William L. Hensley

                           William L. Hensley
                           COMMISSIONER OF COMMERCE
                           AND ECONOMIC DEVELOPMENT

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                                                            Filed for Record
                                                             State of Alaska
                                                               AUG 29 1997
                                                         Department of Commerce
                                                        and Economic Development

                            ARTICLES OF INCORPORATION

                                       OF

                             MACtel Fairbanks, Inc.

      The undersigned natural person of the age of eighteen years or more, acting as incorporator of the corporation under the Alaska Corporations Code (AS 10.06), adopts the following Articles of Incorporation:

                                    ARTICLE I

      The name of the corporation shall be MACtel Fairbanks, Inc.

                                   ARTICLE II

      This corporation's duration shall be perpetual.

                                   ARTICLE III

      The purpose or purposes for which the corporation is organized are:

      Section 1. To engage in the business of providing telecommunication services, and services useful to the telecommunications industry.

      Section 2. In general, to carry on any other lawful business whatsoever in connection with the foregoing which is calculated, directly or indirectly, to promote the interest of the corporation or to enhance the value of its properties.

      Section 3. To engage in and carry on any lawful business or trade and exercise all powers granted to a corporation formed under the Alaska Corporations Code, including any amendments thereto or successor statute that may hereinafter be enacted.

                                   ARTICLE IV

      The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of common stock having a par value of one dollar ($1.00) per share. There shall be no other class or shares of stock in this corporation.

                                    ARTICLE V

      The owners of shares of stock of this corporation shall be entitled to preemptive rights to subscribe for or purchase any part of new or additional issues of stock or securities convertible


Articles of Incorporation of MACtel Fairbanks, Inc. -- Page 1 of 4
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into stock of any class whatsoever whether now or hereafter authorized, and whether issued for cash, property, service, by way of dividends, or otherwise.

                                   ARTICLE VI

      Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote by giving as many votes as the number of such directors multiplied by the number of his share shall equal, or by distributing such votes on the same principle among any number of candidates.

                                   ARTICLE VII

      Fifty-one percent of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum of a meeting of shareholders.

                                  ARTICLE VIII

      Section 1. The board of directors shall have full power to adopt, alter, amend, or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend, or repeal the Bylaws.

      Section 2. This corporation reserves the right to amend, alter, change or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of this corporation are granted subject to this reservation.

      Section 3. Subject to the requirements of Anchorage Municipal Code 1.15.180, this corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholder(s) and with corporations, associations, firms and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

                                   ARTICLE IX

      The address of the initial registered office of the corporation is 1350 Hillcrest Drive, Anchorage, Alaska 99503, and the name of its initial registered agent at such address is Thomas M. Dillon.

                                    ARTICLE X

      The number, qualifications, terms of office, manner of election, time and place of meetings, and powers and duties of the directors shall be prescribed in the Bylaws, but the


Articles of Incorporation of MACtel Fairbanks, Inc. -- Page 2 of 4
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number of the first directors shall be five and they shall serve until the first meeting of the shareholders and until their successors are elected and qualified, and their names and post office address are as follows:


       R.G. Birkinshaw
       c/o MACtel, Inc.
       3900 Denali Street, Suite 101
       Anchorage, Alaska 99503

       Bonnie Godfred
       c/o MACtel, Inc.
       3900 Denali Street, Suite 101
       Anchorage, Alaska 99503

       Michael J. Burns
       c/o MACtel, Inc.
       3900 Denali Street, Suite 101
       Anchorage, Alaska 99503

       Dr. Richard Ender
       c/o MACtel, Inc.
       3900 Denali Street, Suite 101
       Anchorage, Alaska 99503

       Ronald C. Kerr
       c/o MACtel, Inc.
       3900 Denali Street, Suite 101
       Anchorage, Alaska 99503

                                   ARTICLE XI

      No director shall be personally liable to the corporation or its shareholders for any monetary damages for the breach of fiduciary duty as a director, provided that this provision does not eliminate or limit the liability of the director for (1) a breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) willful or negligent conduct involved in payment of dividends or repurchase of stock from other than lawfully available funds, or (4) a transaction from which the director derives an improper personal benefit.

                                   ARTICLE XII

      The name and address of the incorporator is: F. Scott Davis, MACtel, Inc., 3900 Denali Street, Suite 101, Anchorage, Alaska 99503.


Articles of Incorporation of MACtel Fairbanks, Inc. -- Page 3 of 4
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      This corporation does not have an alien affiliate as defined in
AS 10.06.730.

      IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation in duplicate this 26th day of August, 1997.


                                           /s/ F. Scott Davis
                                           ------------------------------
                                           F. SCOTT DAVIS

STATE OF ALASKA                )
                               ) ss.
THIRD JUDICIAL DISTRICT        )

      On this 26th day of August, 1997, before me, a Notary Public in and for the State of Alaska, personally appeared F. Scott Davis, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                            /s/ Sharon J. Daiggu
                                           ------------------------------
                                           Notary Public in and for Alaska
                                           My Commission Expires 2.15.98


The S.I.C. code for Communication Services is 4899.


Articles of Incorporation of MACtel Fairbanks, Inc. -- Page 4 of 4
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                             [LETTERHEAD OF MACTEL]

                                                            Filed for Record
                                                             State of Alaska
                                                               AUG 29 1997
                                                         Department of Commerce
                                                        and Economic Development

August 25, 1997

Corporations Section
P.O. Box 110808
Juneau, Alaska 99811-0808

Gentlemen:

As President/CEO of MACtel, Inc., I consent to the use of the name "MACtel Fairbanks, Inc." by the corporation whose Articles are enclosed. MACtel Fairbanks, Inc., will be a wholly owned subsidiary of MACtel, Inc.

Yours,


/s/ F. Scott Davis

F. Scott Davis
President/CEO